Exhibit 10.2

IBM ASL Software Agreement Number: 4905S10262

IBM ASL Agreement: 4905S10262

Purchase Commitment Transaction Document: TD 10

This is an ASL Transaction Document (“TD”) under the IBM ASL Software Agreement Number 4905S10262 (“Base Agreement”).  This TD becomes effective when signed by both parties.

Unless this Transaction Document is signed by April 1, 2011, IBM reserves the right to reject the terms of this Transaction Document.

By signing below for our companies (by hand or where recognized by law, electronically), each of us agrees to the terms of this Transaction Document.  Once signed, both parties agree that 1) any reproduction of the Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original, unless invalid under local law; 2) this Transaction Document together with the Base Agreement forms a separate agreement (“Agreement”) between the parties, to which all Programs listed in this Transaction Document are subject; and 3) this Transaction Document, together with the Base Agreement, is our complete agreement and replaces all prior oral or written communications between the parties regarding the transactions described in this Transaction Document.

Agreed to:		Agreed to:

International Business Machines Corporation		Lawson Software Americas, Inc.

By:	/s/ Rosanne Kearney	By:	/s/ Jeffrey Comport

Name:	Rosanne Kearney	Name:	Jeffrey Comport

Title:	Contract Administrator	Title:	SVP, Marketing & Product Management

Date:	April 1, 2011	Date:	April 1, 2011

IBM Address:		Lawson Software Address:

11501 Burnet Road		380 St Peter Street
Austin, TX 78758		St. Paul, MN 55102
Attn:	OEM Software Contracts
Internal Zip 901-2E007

1.              Programs/Prices

Definitions:

Standard Deployment — Standard Deployments are Solution installs in hardware environments where CPU types and CPU core count metrics are readily available and measurable.  Standard Deployments may be on premise or hosted (ASP). Standard Deployments do not include deployments on the Amazon Elastic Compute Cloud (Amazon EC2).

Blue Stack Bundle — The IBM Programs embedded in the Solution for Standard Deployments are packaged as a bundle which includes all the Programs listed in Table 1 below.  These Programs are licensed for a set price listed in Tables 5-7 below.  Program cap restrictions are applicable as described in Section 8.  Customers are not required to purchase additional capacity unless caps are exceeded.  Customers must purchase a Blue Stack Bundle before additional capacity units may be purchased.

Core Applications —Lawson M3 or S3 Solutions that leverage middleware and run-time technology associated with Lawson System Foundation (M3 or S3).  Core Applications can have one or more modules.

Landmark Applications — Landmark Applications are applications that are built using Lawson’s Landmark development tools and third party tools, and deployed by the customer using the Lawson Landmark technology run-time.  Landmark applications can have one or more modules.

Satellite Applications — Lawson Satellite Applications are Lawson software programs which were acquired or built by Lawson and have their own run-time stacks.  They interface to Core Applications or Landmark Applications.  Satellite Applications require a Core Application and associated technology —OR- a Landmark Application and associated technology and are not provided stand-alone.  Not all Satellite Applications require IBM Programs.  For example, some Satellite Applications are Microsoft-based and therefore do not require a java application server.  Satellite Applications are optional and are not part of the Core Applications or Landmark Applications.  Both Landmark Applications and Core Applications can have Satellite Applications.  Satellite Applications do not have Satellite Applications.  Satellite Applications are limited to those specified in Attachment A. Additional Satellite Applications may be added to Attachment A upon mutual agreement of the parties. (See also Attachment A)

Distribution Licenses:  You will receive one copy of the Program(s) specified below and are authorized to make copies of such Program(s) in accordance with the terms of the Agreement. You will pay IBM the applicable ASL Fee for each copy of the following Program(s) that you distribute:

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Subscription and Support Pricing

You will pay IBM the applicable ASL Fee for each term of Subscription and Support Renewal and Subscription and Support Reinstatement that you deploy.

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4. Term:

The term of this Transaction Document will be three (3) years from Effective Date.  Lawson may renew this contract on ninety (90) days written notice prior to the end of the then current term, for two (2) additional one (1) year terms for a total of two additional one-year renewal terms.

In the event of expiration or termination of the Transaction Document you shall have the right to receive continuing Subscription and Support for licenses distributed under the Transaction Document, provided Subscription and Support for those licenses is generally available, pursuant to a separate transaction document to be created at the time (the “Subscription and Support TD”).  Subscription and Support price increases will not exceed 5% in a Subscription and Support TD.

Lawson may terminate this Transaction Document 10 as amended, without cause on 90 days written notice.  Termination of this Transaction Document does not impact other Transaction Documents.

5. Reporting and Purchase Order Requirements:

a)              You shall maintain complete and accurate records indicating by Lawson fiscal quarter, (i) all IBM Program distributions during such quarter by you; and (ii) all Subscription and Support, Subscription and Support Renewal and Subscription and Support Reinstatement purchases made during such quarter. For each such distribution, you shall report Customer name, description of Value Added Components licensed , number of EC2 Compute Units, IBM Program Part # and description, fees due to IBM, and date sold.

By the second-to-last workday of the month after the end of each Lawson fiscal quarter, you agree to submit to IBM a sales report, in the form below, which shall include the specific distributions detailed in section 5a that backup the sales report. contracted-for in the previous calendar quarter.   This Sales report will be used as the purchase order for such distributions.

b)             IBM shall invoice you the applicable fees.  Payment is due within 30 days of receipt of a correct invoice.

Amazon EC2 Report

Type	Customer Name	Value Added Components Licensed Description / Satellite Application Licensed Description	Number of EC2 Compute Units	IBM Program Part # and Description	Fees Due IBM	Customer Transaction Date
New Customer Lic				***
Customer S&S Renewal
Customer S&S Reinstatement

If you agree to submit Customer information to IBM, then it is your responsibility to comply with all local data protection laws and regulations, including but not limited to, obtaining all required local consents.

g) Please submit all reports and if applicable, purchase orders to:

Fax: 845-491-2779

Electronically: ibmoemsw@us.ibm.com

IBM may update the above information upon notice.

Please remit all payments to the corresponding address that is noted on your IBM invoice.

h)             All payments are nonrefundable. IBM will not accept returns or exchanges and will not issue credit for returns you accept from your Customers.

6.              Subscription and Support

a)              For each Program license with Subscription and Support in effect, IBM will:

(i)  make available to you and authorize you to upgrade to the most current commercially available version, release, or update, should any be made available;

(ii)  provide you with assistance for your code related questions; and

(iii) provide assistance via telephone and, if available, electronic access, only to your technical support personnel during the normal business hours (published prime shift hours) of your IBM support center. (This assistance is not available to your Customers). IBM provides Severity 1 assistance 24 hours a day, every day of the year.

The IBM support specified in the paragraph above may not be available for down-level versions or releases of Programs.

b)             Subscription and Support does not include assistance for:

(i)   the design and development of applications;

(ii)  the use of Programs in other than their specified operating environment; or

(iii) failures caused by products for which IBM is not responsible under this Agreement.

c)              IBM will provide 12-months notice prior to withdrawing Subscription and Support for a Program. If IBM withdraws Subscription and Support for a particular Program, you understand that IBM will not make Subscription and Support Renewal available for that Program.

d)             While Subscription and Support is in effect for a Program license, you agree to provide to your Customers updates to the Programs as such updates are made available to you by IBM.

e)              You must provide all support for the Value-Add Components. The following specifies each party’s support responsibilities regarding the Programs:

For all Programs you distribute, you or your distributors will provide Level 1 and Level 2 Support to Customers.

For Program licenses covered under Subscription and Support, IBM will provide the support to you as described in this section, which includes assistance for Level 2 Support, if it has been identified during Level 1 Support that the problem is with the Program. You agree to be the interface to Customers for this support.

For Program licenses not covered under Subscription and Support, IBM will only provide you access to IBM databases containing information on known Program defects, defect corrections, restrictions, and bypasses for the unmodified portion of Programs. IBM will maintain this information for a minimum of one year after you acquire the Program. You agree to be the interface to Customers for this service.

Consult the IBM Software Support Handbook for further information at:

“http://www14.software.ibm.com/webapp/set2/sas/f/handbook/home.html”

Level 1 Support means taking the first support call from a Customer and fulfilling the following steps:

(i)             Qualify incoming calls:  Determine if the request is for a new or existing case. Assign a priority to a new case (priority one through priority four). For existing cases, obtain case information.

(ii)          Characterize the problem and environment: Gather information about the case and determine if the Program causes the problem.  Completely define and describe the problem. Identify ways to understand the problem’s behavior.  Document the characterization information. Analyze problem symptom(s), attempt to find root cause when appropriate and describe the result of such attempts.  Determine if the problem is a known Program problem by accessing IBM online support resources.

(iii)       If it is determined to be a Program problem, contact IBM technical support. For new cases, open a case and select a priority.  For existing cases, state the case number. Provide the case information you have gathered to the support engineer.

Level 2 Support means the service provided to analyze or repeat the error, or to determine that the error is not repeatable. This service also includes in-depth technical analysis.

7.              Miscellaneous Terms/Conditions

a)              You will receive one copy of the Program(s) and are authorized to make copies of such Program(s) in accordance with the terms of the Base Agreement.

b)             You certify that you are a PartnerWorld member in good standing, and agree to maintain such status for the term of this Transaction Document.

c)              Any information exchanged under this Agreement that is identified as confidential by either party will be governed by the confidentiality terms of the PartnerWorld Agreement.

d)             ***

e)              IBM reserves the right to change the part numbers and/or pricing metrics for the Programs and/or Subscription and Support listed in Section 1, upon written notice to you. Changes to either part numbers or pricing metrics will not cause a change in the effective ASL Fees for either Programs or Subscription and Support.

f)                IBM provides a License Information Document (“LI”) for each Program.  You must ensure that your Customers are bound by the terms in the LI and all licensing files, including NOTICES files, which accompany or are included in the Program. You agree to be bound by such terms when you use the Programs as authorized under this Agreement.   Notwithstanding the above, terms in the LI referencing the IBM International Program License Agreement (IPLA) do not apply and terms in the LI referencing pricing metrics do not apply to the extent they conflict with this Agreement.  If a Program contains third party code that is provided under a third-party license agreement, then the terms and conditions of the third party license agreement apply to such code. Except in the copying and distribution of the Programs, you may not use third parties’ names or trademarks, including in connection with the marketing of the Value Add Component or Solution, without the Third Parties’ prior written consent.

g)             The license granted for the Programs is a “restricted license” which means the Programs may only be used in conjunction with the Value-Add Components as part of the Solution.

h)             IBM authorizes you to use your Certified Business Partners and other contractors located within the Territory to perform your obligations under this Agreement and to authorize such Certified Business Partners and other contractors to use the Programs solely in connection with the development, testing, marketing, distribution and support of the Solution subject to the terms and conditions of this Agreement.  Use of contractors and Certified Business Partners does not relieve you of your obligations under this Agreement.

i)                 Once the initial royalty for an Amazon EC2 deployment is paid, no additional fees will be due for Lawson’s use of the Programs as part of the Solution for marketing, demonstration, evaluation, customer proof of concept, development and test, QA, support, hot site/cold site disaster recovery, backup, archival, staging and training without incurring a payment to IBM.  Programs used for these purposes are provided on an “as is” basis without warranty of any kind and without technical support.

j)                 The Territory with this Transaction Document shall be worldwide except were prohibited by law.

k)              Either party may request, upon thirty (30) days written notice to the other, at any time during the term of the TD, to initiate discussions to request modifications to the TD terms, including revisions to Amazon EC2 metrics and capacity equivalencies, descriptions including the contents of Attachment B.  The parties also agree to consider adding pricing for other providers with appropriate metrics (similar to Amazon EC2) as mutually agreed upon.  In particular, the parties agree that if a product or service like Amazon EC2 becomes available in the marketplace, or if Amazon changes the metrics for calculating EC2 Compute Units as currently described in Attachment B, upon Lawson’s request, the parties shall negotiate in good faith to include such additional product/service under similar terms that apply for Amazon EC2 pursuant to this TD10.  Modifications to existing terms will be set forth in an amendment as mutually agreed to by the parties in writing.

l)                 ***

m)           Programs for Customers who deploy on EC2 may not be redeployed to other Customers.  Program entitlement ends for D55WJLL - IBM WEBSPHERE APPLICATION SERVER NETWORK DEPLOYMENT LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS, including additional capacity units, when the Customer’s subscription term with Lawson expires, , except for Customers who are converting to a Standard Deployment.   Program entitlements in this situation are not transferable from one Customer to another.

n)             Lawson will produce and continue to enhance a documented technical roadmap that outlines its existing product adoption, and to share it with IBM, and when reasonably appropriate prospects and IBM customers.

o)             Each party agrees to comply with all applicable export and import laws and regulations, U.S. embargo and sanctions regulations and prohibitions on export for certain end uses or to certain users.

Programs may contain cryptography subject to the U.S. Export Administration Regulations (EAR). Transfer to, or use by, users of Programs or Solutions may be prohibited or subject to export or import laws, regulations or policies, including those of the United States . Licensee assumes all responsibility for complying with all applicable laws, regulations and policies regarding the export, import, or use of Programs and Solutions.

8. Program Product Restrictions

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9. Contract Coordinators:

	For IBM:	For you:
Name	Rosanne Kearney	VP Alliances
Company	IBM Corporation	Lawson Software, Inc.
Address	11501 Burnet Road	380 St. Peter Street
Internal Mail-drop: 901-2E007
City, ST	Austin, TX 78758-3400	St. Paul, MN 55102
Telephone:	720-396-6117	651-767-7000
Fax:	720-396-6117	651-767-7000
E-Mail:	rosannek@us.ibm.com	guy.leduc@us.lawson.com

IBM ASL/OEM Registration Form

Please provide all requested information in order to be registered or to update your information.

This Registration Form must be completed and submitted to the IBM account representative at the time of contract signing. Failure to do so may result in delay in registering Subscription and Support authorization.

IBM Customer Number:

VAT number (if applicable):

For each contact information box below, please complete all details. By completing this form and providing us with information on behalf of other individuals in your organization, you certify that you have confirmed that they agree to your providing their data on the form.

IBM Representative

Name: John Fenton
Street Address: 1836 Western Ave
City: Jackson	State/Province: Wi	ZIP Code/Postal Code: 53037
Country: USA
Telephone/Ext.: 262-677-1847	Fax: 414-223-6097
E-mail Address: Jdfento@us.ibm.cim

IBM Representative

Name: Steven C. Jones
Street Address: 2652 Cassowary Drive
City: Sandy	State/Province: UT	ZIP Code/Postal Code: 84092-7192
Country: USA
Telephone/Ext.: 801-523-1873	Fax: 801-523-6289
E-mail Address: scjones@us.ibm.com

Primary Contact (required): IBM will communicate with the Primary Contact regarding changes to the Agreement or other contractual issues. If the Primary Contact is the only contact specified, IBM may consider the Primary Contact to be the sole contact for all purposes. (No Post Office Boxes, please)

Contact Name: Steve Morrow
Street Address: 380 St. Peter St.
City: St. Paul	State/Province: MN	ZIP Code/Postal Code: 55102
Country: USA
Telephone/Ext.: 651-767-4198	Fax:
E-mail Address: Steve.Morrow@us.lawson.com

Administration Contact (if different from Primary Contact above):

Note: You are eligible to receive one set of media for Programs covered by Subscription and Support when Programs are revised and become commercially available. The person you designate in this information box is responsible for requesting and authorizing account information changes, Web and tool access, etc. In addition, IBM will send the Administration Contact documents including Subscription and Support Renewal notices, software upgrade availability notifications, and where applicable, billing communications, etc. Program upgrade media will be shipped upon request to the contact at the address indicated below. Subscription and Support coverage must be active in order for the upgrade(s) to be shipped. Please note: A Post Office Box is not a valid ship-to address.

Contact Name:
Street Address:
City:	State/Province:	ZIP Code/Postal Code:
Country:
Telephone/Ext.:	Fax:
E-mail Address:

Site Technical Contact (if different from Primary Contact above):  The Site Technical Contact specified below is responsible for overall support compliance, maintaining the authorized caller list, and coordinating distribution of the technical support access information to the authorized callers of this site. This contact will also receive a letter with important Technical Support Information concerning access to IBM Software Support.

Contact Name:
Street Address:
City:	State/Province:	ZIP Code/Postal Code:
Country:
Telephone/Ext.:	Fax:
E-mail Address:

Attachment A

Satellite Value Added Components List

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End of Attachment A

Attachment B

Amazon Elastic Compute Cloud (Amazon EC2) Description and Pricing Related Metrics

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End of Attachment B